Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended February 29, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(248,890,440)
Realized Gain (Loss) on Swap Contracts	(13,230,479)
Unrealized Gain (Loss) on Market Value of Commodity Futures	165,884,920
Unrealized gain (loss) on Fair Value of Swap Contracts	973
Dividend Income	262,674
Interest Income	2,613,288
ETF Transaction Fees	27,000
Total Income (Loss)	$(93,332,064)

Expenses
General Partner Management Fees	$366,073
Professional Fees	136,505
Brokerage Commissions	308,320
Directors' Fees and insurance	24,879
License fees	9,151
Total Expenses	$844,928
Net Income (Loss)	$(94,176,992)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 2/1/24	$743,394,731
Additions (21,300,000 Shares)	339,644,971
Withdrawals (7,300,000 Shares)	(120,125,967)
Net Income (Loss)	(94,176,992)

Net Asset Value End of Month	$868,736,743
Net Asset Value Per Share (52,246,103 Shares)	$16.63

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 29, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596